UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): January 22, 2020

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders (“the Annual Meeting”) of Lannett Company, Inc. (the “Company”) held on January 22, 2020, three proposals were voted on by the Company’s stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed on December 6, 2019 in connection with the Annual Meeting. A brief description of the proposals and the final results of the votes for these matters are as follows:

1.	The stockholders elected all seven director nominees to serve as members of the Company’s board of directors until the Company’s next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

The number of votes cast for or withheld, for each nominee, was as follows:

	Votes For	Votes Withheld
Patrick G. LePore	17,642,838	406,527
John C. Chapman	17,752,763	296,602
Timothy C. Crew	17,707,082	342,283
David Drabik	17,453,368	595,997
Jeffrey Farber	17,731,749	317,616
Dr. Melissa Rewolinski	17,747,445	301,920
Paul Taveira	17,616,817	432,548

2.	The stockholders ratified the appointment of Grant Thornton, LLP as independent auditors. The number of votes cast for, against, or abstained was as follows:

Votes For: 28,948,436

Votes Against: 1,320,600

Abstain: 56,280

3.	The stockholders approved, on a non-binding advisory basis, the Fiscal 2019 compensation of the Company’s named executive officers. The number of votes cast for, against, or abstained was as follows:

Votes For: 17,124,609

Votes Against: 744,209

Abstain: 180,547

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: January 24, 2020